EXHIBIT 10.3
July 30, 2007

Cell Kinetics Ltd. (“CK”)

Dear Sirs,

RE: Certain Undertakings by Medis Technologies Ltd. towards Cell Kinetics Ltd.

The undersigned, Medis Technologies Ltd.(“Med.Tech.”), hereby undertakes as follows:

1.
During the 18 month period starting with the completion of the currently contemplated rights offering (the “Completion Date”), to provide CK with an additional capital contribution in an amount not to exceed $1,500,000.  Such additional capital contribution shall be provided by Med.Tech. on an as needed basis in carrying out CK’s operations.  Such amount may be provided to CK directly by Med.Tech or, alternatively, may be provided through one or more of Med.Tech’s other wholly owned subsidiaries, such as Medis, Inc. and/or Medis-El Ltd.

Notwithstanding the preceding paragraph, in the event that the above-mentioned $1,500,000 along with other available funds is insufficient in order for you to carry-out your operations for at least one year from the Completion Date, Med.Tech. will provide CK with additional financing, from time to time, if required in order to ensure that CK has sufficient funds to carry-out its operations for at least one year from the Completion Date.

2.
For a period of five years starting with the completion of the currently contemplated rights offering, to grant CK a right of first refusal on all medical device company investment opportunities sourced by, or brought to Med.Tech or any wholly owned subsidiary thereof.  Med.Tech will promptly notify CK of any such opportunity and provide CK with all information which Med.Tech. will have in connection thereto. Med.Tech., will not pursue, and will not allow any of its wholly owned subsidiaries to pursue, such opportunity unless CK has notified Med.Tech in writing that CK is are not interested in pursuing such opportunity according to the terms set forth in Med.Tech’s notice, in which case Med.Tech. shall only be entitled to pursue such opportunity according to such terms.

Sincerely,

MEDIS TECHNOLOGIES LTD.

By:	/s/ Robert K. Lifton

Name:	Robert K. Lifton

Title:	Chairman and Chief Executive Officer